UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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ALTUS MIDSTREAM COMPANY

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2021 PROXY STATEMENT

ALTUS MIDSTREAM COMPANY

FROM OUR CHAIRMAN OF THE BOARD

Dear Fellow Stockholders,

You are cordially invited to attend the 2021 annual meeting of stockholders of Altus Midstream Company, a Delaware corporation (Altus or the Company). At the annual meeting, Altus stockholders will be asked to consider and vote on proposals to:

1. Elect the eleven directors named in the attached proxy statement;

2. Ratify the appointment of Ernst & Young LLP as the Company’s independent auditor for fiscal year 2021; and

3. Transact any other business that may properly come before the meeting or any adjournment thereof.

Each of the proposals above is more fully described in the accompanying proxy statement, which each Altus stockholder is encouraged to review carefully.

This proxy statement is dated April 23, 2021, and is first being mailed to Altus stockholders on or about April 23, 2021.

Sincerely,

Jon W. Sauer
CHAIRMAN OF THE BOARD
Altus Midstream Company
April 23, 2021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

ALTUS MIDSTREAM COMPANY

Thursday, June 3, 2021,

10:00 a.m. Central Time

One Post Oak Central,

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

Notice is hereby given that the 2021 annual meeting of stockholders of Altus Midstream Company, a Delaware corporation (Altus, the Company, or we), will be held on Thursday, June 3, 2021, at 10:00 a.m. (Central time), at One Post Oak Central, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400, for the following purposes:

1.	Election of the eleven directors named in the attached proxy statement;

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for fiscal year 2021; and

3.	Transaction of any other business that may properly come before the meeting or any adjournment thereof.

Holders of record of the Company’s common stock as of the close of business on April 5, 2021, are entitled to notice of, and to vote at, the annual meeting. This proxy statement is first being mailed to Altus stockholders on or about April 23, 2021.

Your vote is important. Whether or not you plan to attend the meeting, we encourage you to vote as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section titled How to Vote beginning on page 27 of this proxy statement, or, if you requested to receive printed proxy materials, your enclosed proxy card.

By order of the Board of Directors

Rajesh Sharma
CORPORATE SECRETARY
Altus Midstream Company
Houston, Texas
April 23, 2021

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held on June 3, 2021:

This proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available free of charge on the Company’s website at

www.altusmidstream.com.

Information on our website and any other website referenced herein is not incorporated by reference into, and does not constitute a part of, this proxy statement.

PROXY STATEMENT

GENERAL

This proxy statement contains information about the 2021 annual meeting of stockholders of Altus Midstream Company, a Delaware corporation (Altus, the Company, our, us, or we). This proxy statement and the enclosed proxy card are being made available to you by the Company’s Board of Directors (the Board) starting on or about April 23, 2021.

PURPOSE OF THE ANNUAL MEETING

At the Company’s annual meeting, stockholders will vote on the following matters:

•	Proposal 1: Election of the eleven directors named in this proxy statement;

•	Proposal 2: Ratification of the appointment of Ernst & Young LLP (EY) as the Company’s independent auditor for fiscal year 2021; and

•	Transaction of any other business that properly comes before the meeting. As of the date of this proxy statement, the Company is not aware of any other business to come before the meeting.

There are no rights of appraisal or similar rights of dissenters arising from matters to be acted on at the meeting.

SUMMARY OF BOARD RECOMMENDATIONS

The Board recommends that you vote as follows:

FOR ALL NOMINEES	Proposal 1: Election of directors

FOR	Proposal 2: Ratification of the appointment of EY as the Company’s independent auditor

GLOSSARY OF TERMS

As used in this proxy statement, the following terms have the specified meanings:

APA	APA Corporation, a Delaware corporation (Nasdaq: APA)
Apache	Apache Corporation, a Delaware corporation and wholly-owned subsidiary of APA
Apache Midstream	Apache Midstream, LLC, a Delaware limited liability company and wholly-owned subsidiary of Apache
Class A Common Stock	The Company’s Class A common stock, par value $0.0001 per share
Class C Common Stock	The Company’s Class C common stock, par value $0.0001 per share
common stock	The Company’s Class A Common Stock and Class C Common Stock, collectively
Holding Company Reorganization	The holding company reorganization, effective as of March 1, 2021, whereby APA was formed and became the new parent company of, and the successor issuer to, Apache
Reverse Stock Split	The Company’s one-for-twenty reverse stock split, effected as of June 30, 2020

PROPOSAL 1. ELECTION OF DIRECTORS

General Information

The current terms of directors Mark Borer, Clay Bretches, Staci L. Burns, Joe C. Frana, D. Mark Leland, Kevin S. McCarthy, Christopher J. Monk, Stephen P. Noe, Robert S. Purgason, Ben C. Rodgers, and Jon W. Sauer will expire at the annual meeting. Each of the current directors has been recommended by the Company’s Corporate Governance and Nominating Committee and nominated by the Board for election by the stockholders to a one-year term. If elected, all nominees will serve beginning upon their election until their respective successors shall have been duly elected and qualified at the annual meeting of stockholders in 2022.

In connection with the closing of our initial business combination, on November 9, 2018, we entered into a stockholders agreement (the Stockholders Agreement) with Apache Midstream and our sponsor to, among other matters, set forth certain corporate governance rights of Apache Midstream. Pursuant to the Stockholders Agreement, Apache Midstream is entitled to nominate a certain number of directors to our Board based on its and its affiliates’ ownership of our outstanding voting common stock as follows:

Apache Midstream Ownership Threshold	Number of Directors
50% or more	7
40% or more but less than 50%	6
30% or more but less than 40%	5
20% or more but less than 30%	4
10% or more but less than 20%	3
5% or more but less than 10%	2
1% or more but less than 5%	1

Apache Midstream and its affiliates own approximately 79 percent of our outstanding common stock. As such, Apache Midstream may nominate seven directors for election at the annual meeting, and it has nominated each of Mr. Bretches, Ms. Burns, Mr. Frana, Mr. Monk, Mr. Noe, Mr. Rodgers, and Mr. Sauer. In addition, our Board has nominated each of Mr. Borer, Mr. Leland, Mr. McCarthy, and Mr. Purgason for election at the annual meeting.

Unless otherwise instructed, all proxies will be voted in favor of these nominees. If one or more of the nominees is unwilling or unable to serve, the proxies will be voted only for the remaining named nominees. Proxies cannot be voted for more than eleven nominees. Each director nominee has consented to be named in this proxy statement, and the Board knows of no nominee for director who is unwilling or unable to serve.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR ALL NOMINEES” FOR THE ELECTION OF DIRECTORS.

Nominees for Election as Directors

Biographical information as of April 23, 2021, including principal occupation and business experience during the last five years, of each nominee for director is set forth below. Unless otherwise stated, the principal occupation of each nominee has been the same for the past five years. In addition, each nominee’s experience, qualifications, attributes, or skills to serve on our Board are set forth below. Pursuant to the Holding Company Reorganization, all references to a director’s employment with APA prior to March 1, 2021 mean employment with Apache.

MARK BORER, 66

Mr. Borer has served as an independent member of our Board since June 2017. He has extensive experience in the energy industry, spanning the areas of natural gas supply, gas storage, gathering and processing, natural gas and natural gas liquids pipelines, wholesale marketing and trading, corporate risk management, M&A activities, operations, and capital markets. From 2006 to 2012, Mr. Borer served as President and CEO of DCP Midstream Partners, LP, a publicly-traded master limited partnership involved in the gathering, processing, transportation, storage, and marketing of natural gas and natural gas liquids.

Prior to serving as President and CEO of DCP Midstream Partners, Mr. Borer held various executive positions with DCP Midstream, LLC and its predecessor companies from 1999 to 2006. Mr. Borer has served on the board of directors of Spire Inc. (NYSE: SR), a publicly-traded natural gas utility holding company, since 2014. He previously served as a director of publicly-traded companies TEPPCO Partners from 2000 to 2005 and DCP Midstream Partners from 2006 to 2012. Mr. Borer has also served on industry boards including the Texas Pipeline Association and the Colorado Oil and Gas Association.

Mr. Borer’s service as a CEO and on multiple boards of directors of publicly-traded energy companies provides him with experience in the financial and operational risks of an energy company. This experience assists our Board as it evaluates the Company’s financial and operational risks and strategy. He is well qualified to serve on our Board due to this extensive experience in the midstream energy industry.

CLAY BRETCHES, 56

Mr. Bretches has served as our Chief Executive Officer and President and a member of our Board since January 16, 2019. Mr. Bretches has also served as Executive Vice President, Operations of APA, since January 2020, having previously been appointed Senior Vice President – U.S. Midstream Operations of APA in January 2019. He previously served as President & CEO and a member of the board of directors of Sendero Midstream Partners, LP, an Energy Capital Partners backed midstream company, from March 15, 2014 until January 15, 2019. He has spent his career gaining a broad base of experience in all sectors of energy, including upstream, midstream, and marketing.

Prior to joining Sendero, Mr. Bretches worked at Anadarko Petroleum Corporation from November 2000 to March 2014 and held various executive management positions, including leadership of Anadarko’s global crude oil, natural gas, and natural gas liquids marketing organization and the Exploration and Production Services division that provided centralized commercial, technical, and logistical support to all of Anadarko’s worldwide operations. Prior to joining Anadarko, Mr. Bretches led the crude oil marketing and midstream operations for Vastar Resources, Inc. He started his energy career at Arco Oil and Gas Company as an engineer, working on various drilling, completion, and reservoir engineering projects in West Texas and Mid-Continent areas of operation. He serves on the Advisory Council of the Electric Power Research Institute and is the past board of directors president of the Juvenile Diabetes Research Foundation – Gulf Coast Chapter.

Mr. Bretches is well qualified to serve on our Board due to his background as an experienced energy executive.

STACI L. BURNS, 54

Ms. Burns has served as a member of our Board since November 9, 2018, immediately following consummation of our initial business combination. Ms. Burns has also served as Assistant Controller of Revenue, Marketing, Midstream & A&D Accounting of APA since 2018. Ms. Burns joined APA in 2004, earning positions of increasing responsibility including Revenue Manager in 2004, Revenue, Compliance & Owner Relations Manager in 2007, and Director U.S. Revenue and Marketing Accounting in 2011.

Prior to joining APA, Ms. Burns was Finance Manager of US Operations at Perenco (formerly CMS) from 1998 to 2004 and Revenue Supervisor at Sonat Exploration from 1995 to 1998, both independent oil and gas production and exploration companies. Ms. Burns served as Treasurer for three years on the board of directors of The Beacon, a non-profit organization serving the Houston homeless.

Ms. Burns is well qualified to serve on our Board due to her energy finance experience.

JOE C. FRANA, 62

Mr. Frana has served as an independent member of our Board since October 2020. Mr. Frana retired in 2015 after a thirty-seven-year career in various accounting and finance related roles in the oil and gas industry, with increasing levels of responsibility and accountability. Mr. Frana was general auditor for Phillips 66 from its separation from ConocoPhillips in 2012 until his retirement in 2015 and previously served as the general manager of Corporate Financial Shared Services of ConocoPhillips from 2008 until 2012. Prior to these positions, Mr. Frana held the roles of assistant controller, accounting manager of Shared Services – Refining and Marketing, and general accounting manager for Shared Services at ConocoPhillips. Prior to its merger with Conoco, Mr. Frana served in various finance, accounting, and auditor roles at Phillips Petroleum.

Mr. Frana is well qualified to serve on our Board due to his extensive accounting, finance, and auditing experience.

D. MARK LELAND, 59

Mr. Leland has served as an independent member of our Board since March 2017. He has served on the board of directors of PotlatchDeltic Corporation since 2016 and served as Deltic Timber Corporation’s interim President and CEO from October 2016 to March 2017. Mr. Leland has served on the board of directors of Equitrans Midstream Corporation (NYSE: ETRN), a publicly-traded natural gas gathering, transmission, and storage company, since January 2020. He served on the board of directors for the general partner of Rice Midstream Partners LP from 2014 until its merger with EQM Midstream Partners, LP in July 2018, including serving as Chairman of the audit committee and a member of the conflicts committee. Previously, Mr. Leland served as Executive Vice President and CFO of El Paso Corporation, a natural gas-focused pipeline and production company, from 2005 to 2009 and President of El Paso’s midstream business unit from 2009 to 2012, and as director of El Paso Pipeline Partners, L.P. from its formation in 2007 to 2012.

He served as Senior Vice President and CFO of El Paso Exploration & Production Company from 2004 to 2005. Mr. Leland served as Vice President and COO of the general partner of GulfTerra Energy Partners, L.P. in 2003, and as Vice President and Controller from 1997 to 2003. Mr. Leland served on the board of directors of the general partner of Oiltanking Partners, L.P., a crude oil and petroleum products storage provider, from 2012 until 2015 and on the board of directors of KiOR, Inc., a renewable fuels company, from 2013 until 2015.

Mr. Leland is well qualified to serve on our Board due to his extensive operational and financial experience in the midstream energy industry and his experience on the boards of directors of numerous publicly-traded energy companies.

KEVIN S. MCCARTHY, 61

Mr. McCarthy has served as a member of our Board since March 2017. He previously served as our Chairman from March 2017 until November 2018 and as our Chief Executive Officer from December 2016 (inception) until February 2017. Mr. McCarthy joined Kayne Anderson Capital Advisors, L.P. (Kayne Anderson) in July 2004. From July 2004 through July 2019, he was a Managing Partner for the adviser to the firm’s four publicly-traded, closed-end funds (which merged into two funds in August 2018) and was responsible for private MLP investments. He has served as Chairman of the closed-end funds since July 2004 and served as Chief Executive Officer of the closed-end funds from July 2004 until July 2019. Since January 2019, he has also served as Vice Chairman of Kayne Anderson.

In addition to his directorships at Kayne Anderson funds, since September 2020, he has served on the board of directors of PAA GP Holdings LLC (Nasdaq: PAA), the general partner of Plains All American Pipeline, and on the board of directors of Whiting Petroleum Corp. (Nasdaq: WLL), where he is the independent chairman of the board and serves on the compensation committee and the nominating and governance committee. He served on the board of directors of Range Resources Corporation (NYSE: RRC), a domestic upstream company, from 2005 until June 2018, ONEOK, Inc. (NYSE: OKE), a domestic midstream company, from December 2015 until May 2017, and has held directorships at a number of other public and private companies in the energy industry. Prior to joining Kayne Anderson in 2004, Mr. McCarthy was global head of energy investment banking at UBS Securities LLC, or UBS. In this role, he had senior responsibility for all of UBS’ energy investment banking activities, including direct responsibilities for securities underwriting and mergers and acquisitions in the energy industry. From 1995 to 2000, Mr. McCarthy led the energy investment banking activities of Dean Witter Reynolds and then PaineWebber Incorporated.

Mr. McCarthy is well qualified to serve as a member of our Board due to his energy finance and investment experience.

CHRISTOPHER J. MONK, 35

Mr. Monk has served as a member of our Board since December 2019. Mr. Monk has also served as Director, Market Strategies of APA since August 2019. Mr. Monk joined APA as Manager, Energy Fundamentals in 2018. Prior to joining APA, Mr. Monk served as Portfolio Manager at Hudson Ridge Asset Management (Hudson Ridge), an energy investment manager, where he was responsible for trading and research in the natural gas market. Before joining Hudson Ridge in 2013, Mr. Monk held a variety of roles between 2007 and 2012 in ConocoPhillips’ Commercial Supply and Trading group.

Mr. Monk is well qualified to serve on our Board due to his experience with the macro economics of the energy industry.

STEPHEN P. NOE, 58

Mr. Noe has served as a member of our Board since April 2020 and as Vice President, Business Development since March 2020. Mr. Noe has also served as Senior Manager, Midstream Business Development of APA since March 2020. He previously served as Executive Vice President and Chief Operating Officer of Sendero Midstream Partners since January 2019, having served as Vice President of Engineering and Operations since January 2017 and Vice President of Business Development since May 2014.

Prior to Sendero, he was Vice President and General Manager of Boardwalk Field Services, where he led the effort to create a new midstream business for Boardwalk with major projects in Eagle Ford and Marcellus/Utica. Prior to Boardwalk, he led midstream asset teams at Enbridge and DCP Midstream and has developed numerous gas, oil, and NGL midstream businesses. He has 36 years of career experience in executive management, business development, asset P&L management, joint venture management, gas and NGL marketing, and engineering operations.

Mr. Noe is well qualified to serve on our Board due to his extensive experience in the midstream energy industry.

ROBERT S. PURGASON, 65

Mr. Purgason has served as a member of our Board since November 9, 2018, immediately following consummation of our initial business combination, and previously served as our Chief Executive Officer from February 2017 until November 9, 2018. From February 2017 until December 2018, he also served as Senior Managing Director of Kayne Anderson. Mr. Purgason has over 40 years of experience in the energy industry and most recently served as Senior Vice President, Access at The Williams Companies, Inc. until January 2017, responsible for the Central Operation Area and Operational Excellence for the entire enterprise. Mr. Purgason also held other roles at The Williams Companies, Inc. and its affiliates from 2015 to January 2017.

He has operational and commercial knowledge of midstream companies and served as COO of Chesapeake Midstream Partners, L.L.C. (subsequently named Access Midstream Partners, LP) from 2009 to 2015, and also served as COO of Crosstex Energy, L.P. (subsequently named EnLink Midstream LLC) from 2006 to 2009. From 2004 to 2006, he served as Senior Vice President of the Treating Division at Crosstex Energy, L.P. Prior to joining Crosstex, he spent 18 years at The Williams Companies, Inc. and its affiliates in various senior-level positions in natural gas liquids, gas marketing, mergers and acquisitions, and major project development. He has served on the board of directors and is the past Chairman of the Texas Pipeline Association, the Board of Visitors Dean’s Advisory Council for the College of Engineering at The University of Oklahoma, the Advisory Board for the Chemical, Biological & Materials Engineering School at The University of Oklahoma, and past Program Chair and Director of GPA Midstream Association, where he authored numerous technical and marketing papers. He is currently a member of the Dallas Wildcat Committee and the National Association of Corporate Directors. Since 2014, Mr. Purgason has served on the board of L.B. Foster Company (Nasdaq: FSTR), a manufacturing company specializing in rail, construction, and energy related products.

Mr. Purgason is well qualified to serve as a member of our Board due to his extensive experience in the energy industry.

BEN C. RODGERS, 41

Mr. Rodgers has served as our Chief Financial Officer and Treasurer and a member of our Board since November 9, 2018, immediately following consummation of our initial business combination. Mr. Rodgers also has served as Senior Vice President and Treasurer of APA since January 2020, overseeing treasury, midstream and marketing, and market strategies, having previously served as Vice President and Treasurer since May 2018. Prior to joining APA, Mr. Rodgers served as Senior Vice President of EIG Global Energy Partners and led an investment team focusing on originating and managing oil and gas debt and equity investments in North America from 2016 until 2018.

Before that, he was with Concho Resources serving in a variety of leadership roles including Vice President of Commodities and Midstream and Vice President and Treasurer from 2012 until 2016. From 2008 until 2012, he also held the role of Vice President, Syndicated and Leveraged Finance, in the Investment Banking Division of J.P. Morgan Securities. Before that, he was senior consultant in the Advisory Services group at Ernst & Young from 2002 until 2007.

Mr. Rodgers is well qualified to serve as a member of our Board due to his operations, finance, and investment experience in the energy industry.

JON W. SAUER, 60

Mr. Sauer has served as a member of our Board and as Senior Vice President since November 9, 2018, immediately following consummation of our initial business combination, and as Chairman of our Board since May 21, 2020. Mr. Sauer has also held roles of increasing responsibility in the Tax department of APA since August 1992, most recently as the head of the Tax department. Prior to joining APA, Mr. Sauer was a tax manager with Swift Energy Company, an independent oil and gas exploration and production company, from 1989 to 1992 and a manager in the tax practice of Arthur Andersen & Co., an independent public accounting firm, from 1983 to 1989.

Mr. Sauer is a certified public accountant and a member of the American Institute of Certified Public Accountants and Texas Society of Certified Public Accountants. He is past Chairman of the American Exploration & Production Council (formerly Domestic Petroleum Council) tax committee, and he serves on the tax committee of the American Petroleum Institute.

Mr. Sauer is well qualified to serve on our Board due to his energy and finance experience.

Director Independence

Apache Midstream beneficially owns a majority of our outstanding voting common stock. As a result, we qualify as a “controlled company” within the meaning set forth in the Nasdaq Stock Market (Nasdaq) listing rules and may elect not to comply with certain Nasdaq corporate governance requirements, including the requirements that our Board consist of a majority of independent directors and that our compensation committee and nominating committee be composed entirely of independent directors. We have elected to utilize these exemptions, and as a result, our Board is not comprised of a majority of independent directors, and we have individuals serving on our Compensation Committee and CG&N Committee (each as defined below) who are not considered independent under the Nasdaq listing rules and the rules and regulations of the Securities and Exchange Commission (SEC). These independence requirements will not apply to us as long as we remain a controlled company.

Our Board has determined that Messrs. Borer, Frana, Leland, McCarthy, and Purgason are independent within the meaning of Nasdaq Rule 5605(a)(2).

Reporting of Concerns to Independent Directors

Anyone who has concerns about the Company may communicate those concerns to the independent directors. Such communication should be mailed to the Company’s corporate secretary at One Post Oak Central, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400, and the corporate secretary will forward such communications to the independent directors.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

Our Board does not have a formal policy with respect to whether the position of Chairman of the Board may be filled by the Company’s Chief Executive Officer. Instead, our Board has adopted a fluid approach to the Board’s leadership structure that allows for variations depending on the circumstances and changing needs of the Company from time to time. While our Board has previously combined the roles of Board Chairman and Chief Executive Officer, on May 21, 2020, our Board determined to separate the roles and appointed Mr. Sauer as Chairman of the Board.

Our Board believes the current structure enhances corporate governance and allows each of our Chairman and our Chief Executive Officer to remain focused on their distinct roles, which, for the Chairman, primarily involves Board and corporate governance and, for the Chief Executive Officer, primarily involves day-to-day management leadership and implementing our corporate strategy. The Board regularly reviews all aspects of its governance profile, including the Board leadership structure, and will make changes as appropriate.

Board Role in Risk Oversight

The full Board oversees the Company’s risk management, while Company management is responsible for the day-to-day management of risk. To assist it in this oversight role, the Board’s committees are primarily responsible for certain matters relating to the risks inherent in the committees’ respective areas of oversight, with each committee regularly reporting and making recommendations to the full Board. Risk oversight responsibilities for our Board and its committees are delegated as set forth below:

•

Audit Committee: Reviews with management the guidelines and policies governing the process by which senior management of the Company assess and manage the Company’s exposure to risk and discusses with management (and, if appropriate, the independent auditor) the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•

Compensation Committee: To the extent the Company may directly employ and compensate executives, reviews the executive compensation program to ensure it does not encourage excessive risk-taking and reviews our executive compensation, incentive compensation, and succession management development plans to ensure we have appropriate practices in place to support the retention and development of the talent necessary to achieve our business goals and objectives.

•

Corporate Governance and Nominating Committee: Develops and recommends to the Board a code of conduct and ethics for the Company’s directors, officers, and employees (if any) dealing with such matters as the ethical conduct of the Company’s business and the prohibition of conflicts of interest for directors, officers, and employees.

•

Conflicts Committee: Resolves potential conflicts of interest in connection with certain related-party transactions between the Company or any of its subsidiaries, on the one hand, and Apache or any of its subsidiaries other than the Company and its subsidiaries, on the other hand, in accordance with the related-party transaction policy adopted by our Board.

Our Board receives regular updates and recommendations from the committees about these activities, and reviews additional risks not specifically within the purview of any particular committee and risks of a more strategic nature, including operational risks and those relating to health, environment, safety, and security.

Additionally, the Company’s management participate in APA’s Corporate Risk Management Committee, which monitors and manages APA’s risks and is tasked with, among other things, ensuring sound policies, procedures, and practices are in place to address corporate-wide management of risks, including those of APA’s controlled subsidiaries, such as the Company.

In addition to the oversight provided by our full Board, its committees, executive officers, and the members of our management team, our independent directors hold regularly-scheduled executive sessions as often as they deem appropriate. These executive sessions provide an additional avenue through which the Board monitors the Company’s risk exposure and policies regarding risk management.

The Company believes that this structure and division of responsibility is the most effective way to monitor and control risk.

Standing Committees and Meetings of the Board

The standing committees of our Board include an Audit Committee, a Compensation Committee, a Conflicts Committee, and a Corporate Governance and Nominating (CG&N) Committee. Actions taken by these committees are reported to our Board at the next Board meeting. During 2020, each of the Company’s continuing directors who was then-serving attended or participated in at least 75 percent of all regularly-scheduled meetings of our Board and committees of which he or she was a member. All then-current directors attended the Company’s 2020 annual meeting of stockholders held on May 21, 2020.

Pursuant to the Stockholders Agreement, at least one director nominated by Apache Midstream will be included on each committee of the Board, unless such inclusion would violate applicable securities laws or stock exchange or stock market rules.

Name	Board	Audit	Compensation	Conflicts	CG&N
Mark Borer	●	●		●
Clay Bretches	●
Staci L. Burns	●		●
Joe C. Frana	●	Chair		●
D. Mark Leland	●	●		Chair
Kevin S. McCarthy	●				●
Christopher J. Monk	●				Chair
Stephen P. Noe	●				●
Robert S. Purgason	●		●
Ben C. Rodgers	●
Jon W. Sauer	Chair		Chair

No. of Meetings in 2020	9	9	4	6	2

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibility relating to (i) the integrity of the Company’s financial statements, accounting and financial reporting processes, and systems of internal controls over accounting and financial reporting; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications, independence, and performance, including having sole authority for appointment, compensation, oversight, evaluation, and termination; (iv) the performance of the Company’s internal audit function; (v) the report of the Audit Committee required by the rules of the SEC, as included in this proxy statement; and (vi) the fulfillment of the other responsibilities set out in its charter.

As described more fully above in Board Role in Risk Oversight, the Audit Committee is also tasked with reviewing the guidelines and policies governing the process by which both the senior management and the relevant departments of the Company assess and manage the Company’s exposure to risk. In addition, the Audit Committee oversees the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Board has determined that all members of the Audit Committee qualify as financial experts, as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended, and each is considered “financially sophisticated” under Nasdaq rules. During 2020 and the first two months of 2021, the Board reviewed the composition of the Audit Committee pursuant to the rules of the SEC and Nasdaq governing audit committees. Based on this review, the Board confirmed that all members of the Audit Committee are “independent” under the SEC and Nasdaq rules.

Compensation Committee

We have adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives, and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

•	reviewing on an annual basis our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments, and other special compensation and benefit arrangements for our officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating, and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel, or other adviser and will be directly responsible for the appointment, compensation, and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel, or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

The Compensation Committee may form subcommittees for any purpose that the Compensation Committee deems appropriate and may delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Compensation Committee shall not delegate to a subcommittee any power or authority required by any law, regulation, or listing standard to be exercised by the Compensation Committee as a whole.

The Chief Executive Officer may make, and the Compensation Committee may consider, recommendations to the Compensation Committee regarding the Company’s compensation and employee benefit plans and practices, including its executive compensation plans, its incentive-compensation and equity-based plans with respect to executive officers (other than the Chief Executive Officer), and the Company’s director compensation arrangements.

The Nasdaq corporate governance requirement that listed companies have a compensation committee composed entirely of independent directors will not apply to us as long as we remain a controlled company.

Conflicts Committee

The primary purpose of the Conflicts Committee is to resolve potential conflicts of interest in connection with certain related-party transactions between the Company or any of its subsidiaries, on the one hand, and Apache or any of its subsidiaries other than the Company and its subsidiaries, on the other hand. In accordance with the related-party transaction policy adopted by our Board upon the consummation of our initial business combination, our management team is required to present the following transactions to the Conflicts Committee for review and approval:

•

related-party transactions that are not pre-approved under the related-party transaction policy and involve an aggregate amount paid to or by the Company or its subsidiaries of more than $20 million over the life of the transaction or more than $5 million per calendar year (a Material Amount);

•

any amendment of, or waiver of any right or remedy under, certain agreements involving the Company, the Company’s subsidiaries, Apache, Apache’s subsidiaries, or certain third parties by the Company or its subsidiaries or any related party acting on behalf of such persons (as opposed to a related party acting on its own behalf), which amendment or waiver involves a Material Amount or, if the amount involved cannot be quantified, would be material and adverse to the Company and its subsidiaries, taken as a whole;

•

the enforcement, or the failure to enforce, by the Company or its subsidiaries or a related party acting on behalf of the Company or its subsidiaries (as opposed to a related party acting on its own behalf) of any rights or remedies of the Company or its subsidiaries against a related party under any of the agreements described in the immediately preceding bullet that involves a Material Amount or, if the amount involved cannot be quantified, would be material and adverse to the Company and its subsidiaries, taken as a whole; provided that budgeting, contracting, and other operational matters under any such agreements will not be subject to the provisions of this bullet and the immediately preceding bullet; and

•

the entry into any gas processing agreement or gas gathering agreement between the Company or any of its subsidiaries and any person other than a related party, or the amendment of any such agreement, that causes a related party to have a right to cause certain amendments to our gas processing agreement or gas gathering agreement with Apache, the effect of which would involve a reduction in the amounts payable by such related party to the Company or its subsidiaries under such gas processing agreement or gas gathering agreement, respectively, by a Material Amount.

Agreements entered into in connection with the initial business combination have not been, and will not be, subject to the review and approval of the Conflicts Committee. In addition, except as provided above, the exercise or waiver of any rights or remedies by the applicable related party (acting on its own behalf and/or acting on behalf of us or our subsidiaries) under any agreement entered into in connection with the initial business combination, including with respect to budgets, contracting, and/or other operational matters, are deemed to be pre-approved transactions under the related party transactions policy.

CG&N Committee

The duties of the CG&N Committee include recommending to the Board the slate of director nominees submitted to the stockholders for election at each annual meeting and proposing qualified candidates to fill vacancies on the Board. The CG&N Committee is also responsible for overseeing the evaluation of the Board.

The CG&N Committee considers director nominee recommendations from executive officers of the Company, independent members of the Board, and stockholders of the Company, as well as recommendations from other interested parties. The CG&N Committee may also retain an outside search firm to assist it in finding appropriate nominee candidates. Stockholder recommendations for director nominees received by the Company’s corporate secretary (at the address for submitting shareholder proposals and nominations set forth under the heading Future Stockholder Proposals and Director Nominations below) are forwarded to the CG&N Committee for consideration.

The CG&N Committee considers the following criteria in recommending new nominees or the re-election of directors to the Company’s Board and its committees:

•

Expertise and perspective needed to govern the business and strengthen and support senior management; for example: strong financial expertise, knowledge of international operations, or knowledge of the petroleum industry and/or related industries;

•	Sound business judgment and a sufficiently broad perspective to make meaningful contributions;

•	Interest and enthusiasm in the Company and a commitment to become involved in its future;

•	The time and energy to meet Board commitments;

•	Ability to constructively participate in discussions, with the capacity to quickly understand and evaluate complex and diverse issues;

•	Dedication to the highest ethical standards;

•	Dedication to the highest health, safety, and environmental standards;

•	Supportive of management, but independent, objective, and willing to question and challenge both openly and in private exchanges; and

•	An awareness of the dynamics of change and a willingness to anticipate and explore opportunities.

Subject to the Stockholders Agreement, all decisions to recommend the nomination of a new nominee for election to the Board or for the re-election of a director are within the sole discretion of the CG&N Committee. All director candidates are evaluated, and the decision of whether or not to nominate a particular candidate is made, based solely on Company- and work-related factors.

The Nasdaq corporate governance requirement that listed companies have a nominating committee composed entirely of independent directors will not apply to us as long as we remain a controlled company.

Committee Charters

You can access electronic copies of the charters of the Audit Committee, Compensation Committee, and CG&N Committee of the Board, each as amended from time to time, on the Company’s website, www.altusmidstream.com. Our Code of Business Conduct, which meets the requirements of a code of ethics under applicable SEC regulations and Nasdaq corporate governance requirements, also is available on the Company’s website. You may request printed copies of any of these documents by writing to the Company’s corporate secretary at One Post Oak Central, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400.

Compensation Committee Interlocks and Insider Participation

During 2020, Messrs. Purgason and Sauer, Ms. Burns, and W. Mark Meyer, who resigned as a director and the Chairman of our Board on March 31, 2020, served on the Compensation Committee of the Company’s Board.

No executive officer of the Company serves, or in the past year has served, as a member of the compensation (or similar) committee or on the board of directors of another entity, one of whose executive officers served on the Company’s Compensation Committee or as a member of the Company’s Board. During fiscal year 2020, Messrs. Meyer and Sauer and Ms. Burns served as officers of the Company, with Mr. Meyer having served as the Company’s Senior Vice President, Energy Technology, Data Analytics & Commercial Intelligence, Mr. Sauer having served as the Company’s Senior Vice President, and Ms. Burns having served as the Company’s Assistant Controller. During fiscal year 2020, no member of the Compensation Committee had any business relationship or conducted any business with the Company other than as an officer or director of the Company.

Report of the Audit Committee

The following report of the Audit Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee is operated under a charter that specifies the scope of the Committee’s responsibilities. The charter, which is reviewed annually and available on the Company’s website, www.altusmidstream.com, was last amended and restated effective February 11, 2020.

The Board has determined that all three members of the Committee are independent based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules, and regulations, including the listing standards of the Nasdaq Stock Market and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

The Company’s management has the primary responsibility for preparing the Company’s financial statements, managing the accounting and financial reporting processes, devising and maintaining the systems of internal controls over financial reporting, and assessing the effectiveness of internal controls over financial reporting. Ernst & Young LLP, the Company’s independent registered public accounting firm (independent auditor), is responsible for the audit of the consolidated financial statements. The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups (JOBS) Act and is therefore exempt from the independent auditor attestation requirement in the assessment of the Company’s internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002. As a result, the independent auditor did not issue a report on the Company’s internal controls over financial reporting for the year ended December 31, 2020. The Committee’s responsibility is to monitor and oversee these processes and procedures on behalf of the Board.

The Audit Committee held nine meetings during fiscal year 2020. The meetings of the Audit Committee are designed to facilitate and encourage communication among the Audit Committee, the Company, the Company’s internal audit function, and the Company’s independent auditor. Meeting agendas are set based upon the Audit Committee Charter and also include suggested topics from Committee members and/or other relevant topics. At some of the Audit Committee meetings held during 2020, the Committee met with the internal auditors and the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, including internal controls over financial reporting, and the overall quality of the Company’s financial reporting. Beginning in March 2020, the Audit Committee heard from management, the internal auditors, and the independent auditor on the impact of Covid-19 on their work streams and their ability to complete their tasks using collaborative technology and virtual meetings.

The Committee is responsible for oversight of the qualifications, performance, and independence of the Company’s independent auditor and annually determines whether to retain the Company’s current independent auditor. In doing so, the Committee also considers whether, in order to assure continuing auditor independence, there should be regular rotation of the independent registered public accounting firm, which includes consideration of the advisability and potential impact of selecting a different independent registered public accounting firm.

In its determination to retain the current independent auditor in 2020, the Audit Committee took into consideration a number of factors, including the historical and recent performance of the independent auditor and lead partner, its knowledge of the Company’s operations and industry, external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board (United States) (PCAOB) reports, and independence. The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, in both fact and appearance.

The Audit Committee discussed with the Company’s internal auditors and the independent auditor the overall scope and plans for their respective audits. In addition, the Audit Committee reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the PCAOB, including PCAOB Auditing Standard No. 1301, Communications With Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Audit Committee has discussed with the independent auditor the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with the independent auditor’s independence.

The Audit Committee also reviewed and discussed together with management, the internal auditors, and the independent auditor the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, including the clarity of disclosures in the financial statements, the results of management’s assessment of the effectiveness of the Company’s internal controls over financial reporting, and the Company’s internal auditors’ audit of the Company’s internal controls over financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2020, filed by the Company with the Securities and Exchange Commission.

February 23, 2021	Members of the Audit Committee
Joe C. Frana, Chair
Mark Borer
D. Mark Leland

Securities Ownership and Principal Holders

Beneficial Ownership by Directors and Executive Officers

The following table sets forth, as of February 28, 2021, the beneficial ownership of the Company’s common stock, of (i) each director or nominee for director of the Company, (ii) the Company’s named executive officers for fiscal year 2020, as defined herein, and (iii) all directors and executive officers of the Company as a group. The table also presents such persons’ beneficial ownership of shares of APA’s common stock owned of record or beneficially owned as of the date specified above. APA, including through one or more subsidiaries, owns an approximately 79 percent of Altus’ outstanding common stock. All ownership information is based upon filings made by those persons with the SEC and upon information provided to the Company.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them.

Name and Address of Beneficial Owners(1)	Amount and Nature of Beneficial Ownership in Altus(2)		Percent of Class	Amount and Nature of Beneficial Ownership in APA(2)		Percent of Class
Mark Borer	11,493	(3)(4)	*	—
Clay Bretches	22,970		*	92,170	(7)	*
Staci L. Burns	125		*	22,849	(5)(6)(7)	*
Joe C. Frana	2,333	(4)	*	—
Rebecca A. Hoyt	250		*	197,482	(5)(6)(7)(8)	*
P. Anthony Lannie	—			416,559	(5)(7)	*
D. Mark Leland	11,493	(3)(4)	*	—
Kevin S. McCarthy	49,690	(3)	*	—
Christopher J. Monk	—			6,526	(7)	*
Stephen P. Noe	—			—
Robert S. Purgason	50,806	(3)	*	—
Ben C. Rodgers	250		*	26,453	(7)	*
Jon W. Sauer	750		*	152,433	(5)(6)(7)(8)	*
All directors, nominees, and executive officers as a group (including the above named persons)	150,160		*	914,472		*

*	Represents less than one percent of outstanding shares of common stock.
(1)	Unless otherwise noted, the business address of each of the directors and executive officers in this table is One Post Oak Central, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400.
(2)

All ownership is sole and direct unless otherwise noted. Inclusion of any common stock not owned directly shall not be construed as an admission of beneficial ownership. Each fractional share has been rounded to the nearest whole share.

(3)

Includes shares of Class A Common Stock issuable upon exercise of the following outstanding warrants: Mr. Borer – 56,824; Mr. Leland – 56,824; Mr. McCarthy – 388,889; Mr. Purgason – 497,210; and all executive officers as a group – 0. Each warrant entitles the holder to purchase one-twentieth of a share of Class A Common Stock.

(4)

Includes the following unvested restricted stock units granted under the Company’s Restricted Stock Units Plan (RSU Plan): Mr. Borer – 4,854; Mr. Frana – 2,333; Mr. Leland – 4,854; and all executive officers as a group – 0.

(5)

Includes the following shares of APA common stock issuable upon the exercise of outstanding employee stock options which are exercisable within 60 days: Ms. Burns – 7,685; Ms. Hoyt – 54,626; Mr. Lannie – 144,427; Mr. Sauer – 43,637; and all executive officers as a group – 199,053.

(6)

Includes the following shares of APA common stock held by the trustee of Apache’s 401(k) Savings Plan and/or Non-Qualified Retirement Savings Plan: Ms. Burns – 558; Ms. Hoyt – 13,822; Mr. Sauer – 4,755; and all executive officers as a group – 13,822.

(7)

Includes the following unvested APA restricted stock units granted under APA’s 2011 Omnibus Equity Compensation Plan and the 2016 Omnibus Compensation Plan: Mr. Bretches – 78,554; Ms. Burns – 10,291; Ms. Hoyt – 58,351; Mr. Lannie – 102,307; Mr. Monk – 5,565; Mr. Rodgers – 24,918; Mr. Sauer – 12,912; and all executive officers as a group – 264,130.

(8)

Includes the following APA common stock equivalents held through APA’s Deferred Delivery Plan, which allows officers the ability to defer income in the form of deferred units from the vesting of restricted stock units under APA’s 2011 Omnibus Equity Compensation Plan and 2016 Omnibus Compensation Plan: Ms. Hoyt – 2,864; Mr. Sauer – 40,212; and all executive officers as a group – 2,864.

Ownership by Five Percent Owners

The following table sets forth the only persons known to the Company to be the owners of more than five percent of the outstanding shares of the common stock and/or warrants as of February 28, 2021, based on the information available as of March 15, 2021, according to reports filed with the SEC:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Class A Common Stock, Class C Common Stock, and Warrants	Apache Midstream LLC 2000 Post Oak Blvd., Suite 100 Houston, TX 77056	13,024,758	(1)	79.4

Warrants	Highbridge Capital Management, LLC 277 Park Avenue, 23rd Floor New York, NY 10172	343,708	(2)	8.4

Class A Common Stock	The Goldman Sachs Group, Inc. 200 West Street New York, NY 10282	277,899	(3)	7.2

Class A Common Stock	Hotchkis and Wiley Capital Management, LLC 601 S. Figueroa Street, 39th Floor Los Angeles, CA 90017	191,738	(4)	5.1

(1)	Based on the Schedule 13D/A filed by Apache on March 11, 2019.
(2)	Based on the Schedule 13G/A filed by Highbridge Capital Management, LLC on February 5, 2021.
(3)	Based on the Schedule 13G/A filed by The Goldman Sachs Group, Inc. on February 11, 2021.
(4)	Based on the Schedule 13G/A filed by Hotchkis and Wiley Capital Management, LLC on February 10, 2021.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information as of December 31, 2020, relating to the Company’s equity compensation plans, under which grants of stock, stock options, restricted stock units, or other rights to acquire shares of Class A Common Stock may be granted from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by securities holders(1)	—	—	561,969	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	—	—	561,969

(1)

The Company’s 2019 Omnibus Compensation Plan (2019 Plan), which was approved by the Company’s stockholders on May 30, 2019, is the only equity compensation plan approved by the Company’s security holders.

(2)	Available for grant under the 2019 Plan. Amount reflects the Company’s one-for-twenty Reverse Stock Split.

Certain Business Relationships and Transactions

The Company’s Board has adopted a Code of Business Conduct, which was last revised in December 2020. The Code of Business Conduct prohibits conflicts of interest between any of our directors, officers, or employees and the Company. The Code of Business Conduct requires our directors, officers, and employees to inform the Company of any transaction that involves related parties and that may give rise to a conflict of interest. The Board reviews transactions to determine whether a transaction impairs the independence of a director and such determination is documented in the Board’s minutes. The Code of Business Conduct is available on the Company’s website, www.altusmidstream.com.

Midstream Service Agreements

Apache has been our most significant customer since operations commenced in the second quarter of 2017. We have contracted to provide gas gathering, compression, processing, transmission, and natural gas liquids transmission services pursuant to acreage dedications provided by Apache. Revenues under these contracts are 100 percent fee-based, resulting in no direct commodity price exposure attributable to these contracts. We are pursuing similar long-term commercial service contracts with third parties that could be accommodated by existing capacity.

In addition, Apache agreed that any gas produced from Apache-operated wells located within the dedication area that is owned by other working interest owners and royalty owners is dedicated to us, so long as Apache has the right to market such gas. The agreements are effective for primary terms beginning on July 1, 2018 and ending March 31, 2032. The primary term will automatically extend for two five-year periods unless Apache provides at least nine months’ prior written notice of its election not to extend the primary term. The covenants under the agreements are intended to run with the land and will be binding on any transferee of the interests within the dedicated area.

During 2020, we entered into separate agreements to provide compressor maintenance, operations, and related services to Apache for a fixed monthly fee per compressor serviced.

Construction, Operations and Maintenance Agreement

In connection with the closing of our initial business combination, we entered into the Construction, Operations and Maintenance Agreement (the COMA) with Apache, pursuant to which Apache provides certain services related to the design, development, construction, operation, management, and maintenance of our assets, on our behalf. We do not have any employees and, pursuant to the COMA, rely on Apache’s employees for the conduct of our business and operations.

Under the COMA, we paid or will pay fees to Apache of (i) $5.0 million for the period of January 1, 2020 through December 31, 2020, (ii) $7.0 million for the period of January 1, 2021 through December 31, 2021, and (iii) $9.0 million annually thereafter, adjusted based on actual internal overhead and general and administrative costs incurred, until terminated. In addition, Apache may be reimbursed for certain internal costs and third-party costs incurred in connection with its role as service provider under the COMA.

The COMA will continue to be effective until terminated (i) upon the mutual consent of Apache and us, (ii) by either of Apache or us, at our respective options, upon 30 days’ prior written notice in the event Apache or an affiliate of Apache no longer owns a direct or indirect interest in at least 50 percent of our voting or other equity securities, or (iii) by us if Apache fails to perform any of its covenants or obligations due to willful misconduct of certain key personnel and such failure has a material adverse financial impact on us. If the COMA is terminated by Apache or us, then we will be required to attract and hire employees to perform the services currently performed by Apache’s employees under the COMA or otherwise contract with third parties for the provision of such services.

During the period beginning on January 1, 2020 and ending on December 31, 2020, we paid Apache an aggregate of $5 million for the services provided under the COMA.

Stockholders Agreement

In connection with the closing of our initial business combination, we entered into the Stockholders Agreement with Apache Midstream to set forth certain corporate governance rights of Apache Midstream. For a description of the Stockholders Agreement, please see the General Information section above.

Lease Agreements

In connection with the closing of our initial business combination, we entered into an operating lease agreement with Apache, relating to the use of certain office buildings, warehouse, and storage facilities located in Reeves County, Texas (the Lease Agreement). Under the terms of the Lease Agreement, we pay to Apache on a monthly basis the sum of (i) a base rental charge of $44,500 and (ii) an amount based on Apache’s estimate of the annual costs it shall incur in connection with the ownership, operation, repair, and/or maintenance of the facilities. Unpaid amounts accrue interest until settled. The initial term of the Lease Agreement is four years and may be extended by us for three additional, consecutive periods of twenty-four months. To accommodate our desire to vacate the leased premises, the Lease Agreement was amended in July 2020 to provide for its termination with respect to all or any portion of the leased premises which Apache may sell, with a pro rata rent reduction if Apache sells less than all of the leased premises.

In July of 2020, we entered into an operating lease agreement with Apache related to the use of certain of our compressors. Under the terms of the agreement, Apache pays us fixed monthly lease payments of $110,000. The lease agreement has an initial term of thirty months and automatically extends on a month-to-month basis unless either party cancels the agreement. In November of 2020, we entered into a second operating lease agreement with Apache, which commenced in January of 2021. The terms of this agreement are the same as described above with the exception of monthly lease payments being $75,000. Altus will also earn a monthly fee to operate and maintain the compressors under lease.

Information About Our Executive Officers

The following individuals currently serve as executive officers of the Company:

Name	Position
Clay Bretches	Chief Executive Officer and President
Ben C. Rodgers	Chief Financial Officer and Treasurer
P. Anthony Lannie	Executive Vice President and General Counsel
Rebecca A. Hoyt	Senior Vice President, Chief Accounting Officer, and Controller
Stephen P. Noe	Vice President, Business Development

Biographical information for each of Messrs. Bretches, Noe, and Rodgers is set forth above under the Nominees for Election as Directors section.

P. Anthony Lannie, 67, has served as our Executive Vice President and General Counsel since November 9, 2018, immediately following consummation of our initial business combination. Mr. Lannie has also served as Executive Vice President and General Counsel of APA since August 2009 and was interim Chief Financial Officer from October 9, 2014 through March 2, 2015. Mr. Lannie served as Senior Vice President and General Counsel of APA since May 2004 and Vice President and General Counsel since March 2003. Prior to joining APA, he was President of Kinder Morgan Power Company, Houston, Texas, from 2000 through February 2003, and President of Coral Energy Canada in 1999. Mr. Lannie was Senior Vice President and General Counsel of Coral Energy, an affiliate of Shell Oil Company and Tejas Gas Corporation, from 1995 through 1999, and of Tejas Gas Corporation from 1994 until its combination with Coral Energy in 1998.

Rebecca A. Hoyt, 56, has served as our Senior Vice President, Chief Accounting Officer, and Controller since November 9, 2018, immediately following consummation of our initial business combination. Ms. Hoyt has also served as Senior Vice President, Chief Accounting Officer, and Controller of APA since August 2014, having been Vice President, Chief Accounting Officer, and Controller since November 2010. She previously served as APA’s Vice President and Controller since November 2006, Assistant Controller since 2003, and held positions of increasing responsibility within the accounting area since joining APA in 1993. Previously, Ms. Hoyt was an audit manager with Arthur Andersen LLP, an independent public accounting firm, from 1992 to 1993. Ms. Hoyt has been a member of the board of directors of the University of Houston Foundation since January 2021 and serves on its investment committee.

EXECUTIVE COMPENSATION

Executive Compensation Overview

We are managed by Apache, and all of our executive officers are employees of Apache and perform responsibilities for Apache and its affiliates, including its parent holding company, APA, that are unrelated to our business. Because our executive officers are employed by Apache or its affiliates, compensation of our executive officers will be set and paid by Apache under its compensation programs, including the compensation programs of APA.

While Apache is not party to any employment agreements with any of our executive officers, in connection with the closing of our initial business combination, we entered into the COMA with Apache, pursuant to which, among other matters:

•	Apache makes available to us the services of the Apache employees who act as our executive officers;

•

we reimburse Apache for the costs associated with the salary, benefits, and other compensation of those Apache employees who allocate substantially all or a proportional part of their time to the management and operation of our business and assets; and

•

we pay Apache an escalating annual fee to cover the services provided to us by Apache’s employees who provide services to or on behalf of us, as described under Proposal 1. Election Of Directors — Certain Business Relationships and Transactions above, which includes an allocation of overhead costs, including an allocation of salary, benefits, and all other forms of compensation of Apache’s employees who are not included in the reimbursement described in the bullet point above.

Except with respect to any awards that may be granted from time to time under our 2019 Plan and our RSU Plan, our executive officers will not receive any additional compensation directly from us for the services they provide to us.

Once Apache has established the total amount to be paid or awarded to an executive officer regarding services rendered to both the Company and Apache and its affiliates, such total amount is multiplied by a percentage (an Allocation Percentage) based on a periodic, good-faith estimate made by Apache’s management of the amount of time that each executive officer devoted to the business of the Company relative to the total time that he or she devoted to the businesses of the Company and Apache and its affiliates for the applicable year. The results of such calculations are presented in this proxy as the executive officers’ compensation, even though the escalating annual fee described above includes the compensation of our executive officers. During the fiscal year ended December 31, 2020, the costs associated with the salary, benefits, and other compensation of our Chief Executive Officer and Chief Financial Officer were included in the escalating annual fee and were not separately reimbursed to Apache.

Named Executive Officers

Our named executive officers (the NEOs) for 2020 are our Chief Executive Officer and the two other individuals who served as executive officers of the Company during 2020 whose compensation (calculated using the Allocation Percentage described above) exceeded $100,000. Therefore, our NEOs for 2020 are:

•	Clay Bretches, who has served as our Chief Executive Officer and President since January 16, 2019;

•	Ben C. Rodgers, who has served as our Chief Financial Officer and Treasurer since November 9, 2018; and

•	Stephen P. Noe, who has served as our Vice President, Business Development since March 2020.

The following table sets forth each NEO’s Allocation Percentage for 2020 and 2019:

NEOs	2020 Allocation Percentage	2019 Allocation Percentage
Clay Bretches	50%	100%
Ben C. Rodgers	50%	50%
Stephen P. Noe	100%	— (1)

(1)	Mr. Noe was not an NEO for fiscal year 2019.

NEO Compensation Program and Objectives

Given that our NEOs are compensated by Apache, a subsidiary of APA, under the terms of the COMA as described above, the compensation program and objectives for our NEOs are generally consistent with those for APA’s named executive officers. The following material elements of APA’s compensation program are based on information provided to the Company by APA and do not purport to be a complete discussion and analysis of APA’s compensation objectives, programs, or practices. For a more complete analysis of the compensation programs at APA, please review the Compensation Discussion and Analysis section in APA’s definitive proxy statement for its 2021 annual meeting of shareholders, which is expected to be filed with the SEC on or about April 13, 2021.

The elements of compensation discussed below and APA’s decisions with respect to the amounts paid or awarded to the Company’s NEOs are not subject to approval by our Board or our Compensation Committee.

The compensation program primarily includes the following elements:

•

Base salaries are established to provide market-competitive base pay, reflective of an executive officer’s role, responsibilities, and individual performance in order to attract and retain top talent, and are reviewed annually based on market data, internal equity, job responsibilities, and individual performance.

•

Annual incentive compensation is designed to motivate and reward executive officers to achieve key business objectives that support a long-term strategy, with achievement measured against annual goals and objectives established at the beginning of each year.

•

Long-term incentive compensation aligns executive officers’ awards to the long-term interests of stockholders and a long-term strategy, with awards comprised of 60 percent performance shares and 40 percent restricted stock units (RSUs), incorporating relative and absolute metrics, to provide a balanced assessment of long-term performance.

NEOs also receive health, welfare, retirement, and similar benefits applicable to other employees of Apache.

Summary Compensation Table

The table below summarizes the compensation for the NEOs for all services rendered to the Company and its subsidiaries during fiscal years 2020 and 2019. As described above, because the Company does not directly employ or compensate the NEOs, the amounts specified in the table reflect the applicable Allocation Percentage applied to each NEO’s compensation from Apache.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards(1) ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation(2) ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation(3) ($) (i)	Total ($) (j)
Clay Bretches Chief Executive Officer and President	2020	337,500	—	1,434,927	—	462,375	—	99,811	2,334,613
	2019	553,464	—	2,398,406	—	421,000	—	75,767	3,448,638

Ben C. Rodgers Chief Financial Officer and Treasurer	2020	225,000	—	669,653	—	242,007	—	47,460	1,184,121
	2019	200,000	—	464,646	—	105,250	—	33,356	803,253

Stephen P. Noe (4) VP, Business Development	2020	216,667	—	173,347	—	103,700	—	31,522	525,236
	2019	—	—	—	—	—	—	—	—

(1)

These amounts reflect the value of RSU awards made during the fiscal year, based upon the aggregate grant date fair value determined in accordance with applicable FASB ASC Topic 718. The RSU awards were granted pursuant to Apache’s 2016 Omnibus Compensation Plan. The discussion of the assumptions used in calculating the aggregate grant date fair value of the RSU awards can be found in Note 14 of the Notes to Consolidated Financial Statements included in Apache’s Annual Report on Form 10-K for the year ended December 31, 2020 (which is not and shall not be deemed to be incorporated by reference herein).

(2)	These amounts are paid under APA’s incentive compensation plan as described under NEO Compensation Program and Objectives above.
(3)	For additional information on All Other Compensation, see the table and footnotes below.
(4)	Mr. Noe was not an NEO for fiscal year 2019.

All Other Compensation

As described above, because the Company does not directly employ or compensate the NEOs, the amounts specified in the table below reflect the applicable Allocation Percentage applied to each NEO’s compensation from Apache.

Name	Year	Company Contributions to Retirement Plans(1) ($)	Company Contributions to Non-Qualified Plans(1) ($)	Life Insurance Premiums(2) ($)	Enhanced Long- Term Disability Coverage & Annual Physicals(3) ($)	Financial Planning Services and Other Expenses(4) ($)	Total ($)
Clay Bretches	2020	18,750	57,970	4,246	11,345	7,500	99,811
	2019	37,000	18,608	11,409	6,876	1,875	75,767
Ben C. Rodgers	2020	18,300	24,488	1,436	3,237	—	47,460
	2019	17,900	9,390	2,057	4,009	—	33,356
Stephen P. Noe	2020	30,333	—	643	546	—	31,522
	2019	—	—	—	—	—	—

(1)

Officers, as employees of Apache, participate in two qualified retirement plans. The Apache 401(k) Savings Plan provides a match up to the first eight percent of base pay and incentive bonus, and the Apache Money Purchase Retirement Plan provides an annual six percent contribution by Apache. Additionally, officers can elect to participate in the Apache Non-Qualified Retirement/Savings Plan to defer beyond the limits in the Apache 401(k) Savings Plan and continue contributions by Apache, which exceed the limits in the qualified plans.

(2)

Apache provides its U.S. employees with two times their base salary under group term life insurance. Executives receive the first $50,000 of coverage under the same group term life insurance plan, and the remaining amount to bring them up to two times salary is provided in the form of universal life insurance policies.

(3)

In addition to the benefits for which all Apache employees are eligible, Apache also covers the cost of a comprehensive annual physical and the full cost of enhanced long-term disability coverage for executive officers.

(4)

For executive officers, Apache makes available the services of a financial counseling service provider. If the officer elects to enroll in such services, Apache pays the costs charged by the service provider.

Outstanding Equity Awards at Fiscal Year-End

The table below provides supplemental information relating to the stock-based awards for each NEO as of December 31, 2020. As described above, because the Company does not directly employ or compensate the NEOs, the amounts specified in the table below reflect the applicable Allocation Percentage for the year of grant applied to the NEOs’ grants of stock-based awards from APA. None of our NEOs have any outstanding awards under our 2019 Plan.

Name (a)	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares of Units of Stock That Have Not Vested (1) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($) (j)
Clay Bretches						4,781	(2)	67,842	11,952	(8)	169,599	(8)
						10,000	(3)	141,900	21,020	(9)	298,274	(9)
						7,172	(3)	101,771
						3,669	(4)	174,131
						7,883	(5)	111,853
						5,255	(6)	74,568
						8,750	(7)	415,275
Ben C. Rodgers						1,766	(10)	25,060	8,278	(8)	117,465	(8)
						4,089	(11)	58,016	9,810	(9)	139,197	(9)
						1,022	(12)	14,495
						2,649	(13)	37,589
						202	(14)	9,587
						3,679	(5)	52,198
						2,453	(6)	34,801
						4,084	(7)	193,803
Stephen P. Noe						6,019	(15)	285,662
						4,258	(16)	202,085

(1)	Based on the per-share closing price of APA’s common stock of $14.19 on December 31, 2020, except as described in footnotes 4, 7, and 14-16 below.
(2)	Vests ratably on 01/15/2021 and 01/15/2022. These units may be paid only in cash.
(3)	Vests ratably on 01/15/2021 and 01/15/2022.
(4)	Vests ratably on 01/15/2021 and 01/15/2022. These units are based on the per-share closing price of Altus’ Class A Common Stock of $47.46 on December 31, 2020 and may be paid only in cash.
(5)	Vests ratably on 02/01/2021, 01/03/2022, and 01/03/2023.
(6)	Vests ratably on 02/01/2021, 01/03/2022, and 01/03/2023. These units may be paid only in cash.
(7)

Vests ratably on 02/02/2021, 01/03/2022, and 01/03/2023. These units are based on the per-share closing price of Altus’ Class A Common Stock of $47.46 on December 31, 2020 and may be paid only in cash.

(8)

Amount that vests will be based on APA’s TSR and business performance from 01/01/2019 — 12/31/2021; no payout unless vesting occurs. If achievement warrants, 50 percent of the adjusted RSUs vest upon certification of the performance results and 50 percent of the adjusted RSUs vest on the first anniversary of the first day following the end of the performance period. As of 12/31/2020, one-year results would have resulted in a 56 percent payout under APA’s 2019 Performance Share Program had it vested; therefore, the value and amount in the table assumes that target levels of performance are achieved. These units may be paid only in cash.
(9)

Amount that vests will be based on APA’s TSR and business performance from 01/01/2020 — 12/31/2022; no payout unless vesting occurs. If achievement warrants, 50 percent of the adjusted RSUs vest upon certification of the performance results and 50 percent of the adjusted RSUs vest on the first anniversary of the first day following the end of the performance period. As of 12/31/2020, one-year results would have resulted in a 73 percent payout under APA’s 2020 Performance Share Program had it vested, therefore, the value and amount in the table assumes that target levels of performance are achieved. These units may be paid only in cash.

(10)	Vests ratably on 01/03/2021 and 01/03/2022. These units may be paid only in cash.
(11)	Vests on 12/11/2021.
(12)	Vests on 05/23/2021.
(13)	Vests ratably on 01/03/2021 and 01/03/2022.
(14)	Vests ratably on 01/03/2021 and 01/03/2022. These units are based on the per-share closing price of Altus’ Class A Common Stock of $47.46 on December 31, 2020 and may be paid only in cash.
(15)

Vests ratably on 04/01/2021, 03/01/2022, and 03/01/2023. These units are based on the per-share closing price of Altus’ Class A Common Stock of $47.46 on December 31, 2020 and may be paid only in cash.

(16)

Vests ratably on 02/01/2022, 01/05/2023, and 01/05/2024. These units are based on the per-share closing price of Altus’ Class A Common Stock of $47.46 on December 31, 2020 and may be paid only in cash.

Director Compensation

The table below summarizes the compensation paid by the Company to our directors who are not officers, employees, or non-independent appointees of Apache Midstream (our non-employee directors) for the fiscal year ended December 31, 2020.

Name(1) (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards(2) ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Mark Borer	70,000	99,973	—	—	—	—	169,973
Joe C. Frana	13,505	99,973	—	—	—	—	113,478
D. Mark Leland	70,000	99,973	—	—	—	—	169,973

(1)

Officers, employees, and non-independent appointees of Apache Midstream who also serve as members of our Board do not receive additional compensation for the services they provide as members of our Board. Messrs. McCarthy and Purgason were not determined by our Board to be independent within the meaning of Nasdaq Rule 5605(a)(2) until February 2021, and therefore did not receive any compensation for their services as members of our Board for the fiscal year ended December 31, 2020.

(2)

Grant date fair value, as computed in accordance with FASB ASC Topic 718, of RSUs granted during 2020 to each non-employee director based on the per-share closing price of the Company’s Class A Common Stock on the date of grant. The aggregate number of RSUs for each director that were outstanding as of the end of fiscal year 2020 are as follows: Mr. Borer – 4,854; Mr. Frana – 2,333; and Mr. Leland – 4,854.

During fiscal year 2020, our non-employee director compensation program consisted of the following:

•	an annual cash retainer of $70,000; and

•	an annual equity-based retainer of $100,000.

Non-employee directors also receive reimbursement for out-of-pocket expenses they incur in connection with attending meetings of our Board or its committees. Each director is indemnified for his or her actions associated with being a director to the fullest extent permitted under Delaware law.

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

General Information

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of the independent auditor employed by the Company and establishes guidelines for the retention of the independent auditor for any permissible services. In performing these responsibilities, among other things, the Audit Committee (i) reviews the qualifications, performance, and independence of the independent auditor, (ii) reviews and evaluates the lead partner of the independent auditor having primary responsibility for the Company’s audit and ensures the rotation of such partners as required by law, and (iii) considers whether the registered public accounting firm chosen as the independent auditor should be rotated in order to maintain the independence between the independent auditor and the Company.

The Audit Committee has appointed Ernst & Young LLP (EY), an independent registered public accounting firm (independent auditor), to audit the Company’s financial statements for fiscal year 2021. EY has served as the Company’s independent auditor since 2018. The Board believes that the continued retention of EY to serve as the Company’s independent auditor is in the best interests of the Company and its stockholders and, at the request of the Audit Committee, is asking you to ratify that appointment.

Representatives of EY will be present at the annual meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions regarding the Company’s business.

Although stockholder ratification is not required, the appointment of EY as the Company’s independent auditor for fiscal year 2021 is being submitted for ratification at the annual meeting because the Board believes doing so is a good corporate governance practice. Furthermore, the Audit Committee will take stockholders’ opinions regarding the appointment of EY into consideration in future deliberations. If EY’s appointment is not ratified at the annual meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate EY’s engagement as the Company’s independent auditor without the approval of the Company’s stockholders whenever the Audit Committee deems appropriate.

Fees Paid to the Independent Auditor

The fees paid to EY for 2020 and 2019 were as follows:

Description	2020 ($)	2019 ($)
Audit Fees (1)	820,000	1,513,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

(1)

Audit Fees were for professional services rendered for the annual audit of the Company’s consolidated financial statements included in the Form 10-K, the reviews of the Company’s financial statements included in the Forms 10-Q, and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements. The Audit Fees for 2020 and 2019 include EY’s annual audit of the Company’s consolidated financial statements for the 2020 and 2019 fiscal years, respectively, the reviews of the financial statements included in the Forms 10-Q, and assistance with and review of documents filed with the SEC. Audit Fees were lower in 2020 because 2019 fees associated with the Company’s equity method interests in four pipeline joint ventures were higher, and 2019 Audit Fees included activities associated with the Company’s issuance of preferred units and long-lived asset impairments.

All audit, audit-related, tax, and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by EY was compatible with the firm’s independence in the conduct of its auditing functions. The Audit Committee has taken into consideration whether the provision of non-audit services by EY is compatible with maintaining auditor independence.

None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Pre-Approval of Independent Auditor Services and Fees

To ensure the independence of our independent auditor and to comply with the applicable securities laws, the listing standards of the Nasdaq Stock Market, and the Audit Committee charter, the Audit Committee has established a policy and related procedures with respect to services that may be performed by the Company’s independent auditor (the Pre-Approval Policy).

The Pre-Approval Policy provides that the Company’s independent auditor may not perform any service for the Company, subject to those exceptions that may be permitted by applicable law, unless (i) the service has been pre-approved by the Audit Committee or (ii) the Company engaged the independent auditor to perform the service pursuant to the pre-approval provisions of the Pre-Approval Policy. In addition, the Pre-Approval Policy prohibits the Audit Committee from pre-approving certain non-audit services that are prohibited from being performed by the Company’s independent auditor by applicable securities laws.

Pursuant to the Pre-Approval Policy, the Audit Committee has pre-approved certain categories of services to be performed by the independent auditor and a maximum amount of fees for each category. The Audit Committee reassesses these service categories and the associated maximum fee limits annually. Individual projects within the approved service categories have been pre-approved only to the extent that the fees for each individual project do not exceed a specified dollar limit, which amount is reassessed annually. The Committee also considers on a case-by-case basis specific engagements that are not otherwise pre-approved or that exceed pre-approved fee amounts. The Audit Committee grants pre-approval, subject to fee limits, for services that fall within the “All Other Fees” category on an engagement-by-engagement basis.

At least annually, the Audit Committee designates a member of the Audit Committee to whom it delegates its pre-approval responsibilities. That member has the authority to approve interim requests to pre-approve services and maximum fee limits, provided that the member informs the Audit Committee of his or her decision at the Audit Committee’s next scheduled meeting.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF EY AS THE COMPANY’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2021.

VOTING AND OTHER INFORMATION

Who Is Paying the Solicitation Cost

The expense of preparing, posting online, and printing and mailing any requested hard copies of proxy solicitation materials will be borne by the Company.

Notice of Internet Availability of Proxy Materials

Pursuant to rules adopted by the SEC, we have elected to provide our stockholders access to our proxy materials via the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the Notice) to our stockholders. All stockholders will have the ability to access the proxy materials on the website referenced in the Notice or request to receive a printed set of the proxy materials. The Notice contains instructions on how to access the proxy materials over the internet, how to vote online, and how to request a printed copy of the materials. We encourage you to take advantage of the proxy materials on the internet. By opting to access your proxy materials online, you will save us the cost of producing and mailing documents, reduce the amount of mail you receive, and allow us to conserve natural resources.

Voting

Who Can Vote

Only stockholders of record holding shares of the Company’s Class A Common Stock, and stockholders of record holding shares of the Company’s Class C Common Stock, at the close of business on the record date, April 5, 2021, are entitled to receive notice of the annual meeting and to vote the shares of common stock they held on that date.

As of February 28, 2021, there were 16,246,460 shares of Altus common stock issued and outstanding, including 3,746,460 shares of Class A Common Stock and 12,500,000 shares of Class C Common Stock. Holders of Altus common stock are entitled to one vote per share, voting together as a single class, and are not allowed to cumulate votes in the election of directors.

The Company’s stock transfer books will not be closed. A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any Altus stockholder at One Post Oak Central, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400, for purposes relating to the annual meeting, during normal business hours for a period of ten days before the meeting.

How to Vote

If your shares of Altus common stock are held by a broker, bank, or other nominee (in “street name”), you will receive instructions from them on how to vote your shares. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may vote your shares at its discretion on “routine” matters to be acted upon at the annual meeting. However, your shares will not be voted on any “non-routine” matters. An absence of voting instructions on any “non-routine” matters will result in a “broker non-vote.”

The only “routine” matter to be acted upon at the annual meeting is:

•	Proposal 2: Ratification of the appointment of EY as the Company’s independent auditor for fiscal year 2021.

All other matters to be acted upon at the annual meeting are “non-routine” matters. As such, if you hold all or any portion of your shares in street name and you do not give your broker or bank specific instructions on how to vote your shares, your shares will not be voted on the following “non-routine” matter:

•	Proposal 1: Election of the eleven directors named in this proxy statement.

If you hold shares of Altus common stock in your own name (as a “stockholder of record”), you may instruct the Company on how to vote your shares:

•	over the internet, by following the instructions provided in the Notice; or

•	if you requested to receive printed proxy materials:

•	by scanning the QR code on the enclosed proxy card with your mobile device (specific directions for using the mobile voting system are shown on the proxy card);

•	by using the toll-free telephone number listed on the enclosed proxy card (specific directions for using the telephone voting system are included on the proxy card); or

•	by marking, signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided.

When using internet, mobile device, or telephone voting, the voting systems will verify that you are a stockholder through the use of a “company number” for Altus and a unique “control number” for you.

Whichever method you use to transmit your instructions, your shares of Altus common stock will be voted as you direct. If you designate the proxies named on the proxy card to vote on your behalf, but do not specify how to vote your shares, they will be voted as follows:

•	Proposal 1: FOR ALL NOMINEES for the election of directors;

•	Proposal 2: FOR the ratification of the appointment of EY as the Company’s independent auditor for fiscal year 2021; and

•	In accordance with the judgment of the persons voting the proxy on any other matter properly brought before the meeting.

If you vote in advance using one of the methods described above, then you may still attend and vote at the meeting. Please see Revoking a Proxy below for additional details.

Revoking a Proxy

You may revoke a proxy before it is voted by submitting a new proxy with a later date by internet, mobile device, telephone, or mail (if applicable), by voting at the meeting, or by filing a written revocation with the Company’s corporate secretary. Your attendance at the annual meeting alone will not automatically revoke your proxy.

Quorum

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of Altus common stock outstanding on the record date entitled to vote at the annual meeting will constitute a quorum, permitting the business of the meeting to be conducted.

Votes Needed

Election of Directors

The election of directors will be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the annual meeting and entitled to vote thereon. This means that a director nominee will be elected if the nominee receives more FOR votes than any other nominee for the same director position. You may vote FOR ALL NOMINEES, you may WITHHOLD AUTHORITY FOR ALL NOMINEES, or you may vote FOR ALL EXCEPT one or more nominees. Only votes FOR the election of a director nominee will be counted. Abstentions and broker non-votes count for quorum purposes but not for purposes of the election of directors. Cumulative voting is not permitted in the election of directors.

Ratification of the Appointment of Independent Auditor

The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the annual meeting and entitled to vote thereon is required for the ratification of the appointment of EY as the Company’s independent auditor. This means that the proposal will be approved only if the shares voted FOR the proposal exceed the number voted AGAINST the proposal. You may vote FOR or AGAINST the proposal or you may ABSTAIN. Votes cast FOR or AGAINST approval of this matter will be counted as shares entitled to vote on the matter. Broker non-votes will also be counted as shares entitled to vote on this matter. Abstentions will count for quorum purposes but will not count as shares entitled to vote on this matter.

Other Business

The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the annual meeting and entitled to vote thereon is required for approval of any other business that may properly come before the meeting or any adjournment thereof. Only votes FOR or AGAINST approval of any other business will be counted as shares entitled to vote on such matters. Abstentions and broker non-votes will count for quorum purposes but will not count as shares entitled to vote on such matters.

Who Counts the Votes

Representatives of American Stock Transfer & Trust Company, LLC will tabulate the votes. The Company will appoint representatives to act as inspectors of the election.

Future Stockholder Proposals and Director Nominations

Stockholders are entitled to submit proposals on matters appropriate for stockholder action at next year’s annual meeting consistent with the regulations of the SEC and the Company’s bylaws.

Proposals for Inclusion in Next Year’s Proxy Statement

The SEC rules permit stockholders to submit proposals (other than director nominations) for inclusion in our proxy statement for next year’s annual meeting if the submitting stockholder and the proposal satisfy the requirements set forth in SEC Rule 14a-8.

•	When to send these proposals. Any stockholder proposal submitted in accordance with SEC Rule 14a-8 must be received by the Company’s corporate secretary on or before December 24, 2021.

•	Where to send these proposals. Proposals should be addressed to the Company’s corporate secretary at One Post Oak Central, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400.

•	What to include. Proposals must conform to and include the information required by SEC Rule 14a-8.

Proposals and Director Nominations for Presentation at Next Year’s Annual Meeting

Our bylaws also provide that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, as described above, or director nomination may be presented directly at next year’s annual meeting if the submitting stockholder and the proposal satisfy the requirements set forth in Section 3.2 (with respect to director nominations) or Section 2.7 (with respect to other proposals) of our bylaws.

•

When to send these proposals. Stockholder proposals, including director nominations, submitted under these bylaw provisions must be received by the Company’s corporate secretary no earlier than the opening of business on February 3, 2022 and no later than the close of business on March 5, 2022.

•	Where to send these proposals. Proposals should be addressed to the Company’s corporate secretary at One Post Oak Central, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400.

•

What to include. Proposals must conform to and include the information required by Section 3.2(d) of our bylaws (with respect to director nominations) or Section 2.7(a)(ii) of our bylaws (with respect to all other proposals). Our bylaws are filed as an exhibit to the Company’s most recent Annual Report on Form 10-K filed with the SEC, or a printed copy of our bylaws is available free of charge by writing to the Company’s corporate secretary at the address above.

•

Discretion to vote proxies on these proposals. If any stockholder proposal, including any director nomination, is properly presented directly at next year’s annual meeting, proxies will be voted on such proposals in accordance with the judgment of the management representatives who shall have been granted the authority to vote such proxies.

The Company’s Annual Report on Form 10-K and our other reports filed with the SEC are made available on the SEC’s website at www.sec.gov.

Stockholders with the Same Last Name and Address

The SEC rules permit companies and intermediaries (such as brokers) to implement a delivery procedure known as “householding.” Under this procedure, multiple Altus stockholders who reside at the same address may receive a single set of proxy materials, unless one or more of the stockholders has provided contrary instructions. This procedure reduces printing costs and postage fees and saves natural resources.

If you hold your shares in “street name” (your shares are held in a brokerage account or by a bank or other nominee), you may revoke your consent to householding at any time by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or calling Broadridge at 1-866-540-7095. You can also request information about householding from your broker or bank.

If you are a stockholder of record (your shares are held in your own name and not held in a brokerage account) who received a household mailing this year, and you would like to have additional copies of proxy materials promptly mailed to you or if you would like to opt out of householding for future mailings, please send your written request to American Stock Transfer & Trust Company, LLC, ATTN: AST Mail Services, 6201 15th Avenue, Brooklyn, New York 11219 or call 718-921-8124.

Solicitation of Proxies

This proxy is solicited by the Board for use at the annual meeting and any adjournment thereof. Solicitation of proxies for use at the annual meeting may be made in person or by mail, telephone, or other electronic means by directors, officers, and regular employees, if any, of the Company. These persons will receive no special compensation for any solicitation activities. The Company has requested banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Company’s common stock for whom they are record holder, and the Company will, upon request, reimburse reasonable forwarding expenses.

By order of the Board of Directors

Rajesh Sharma CORPORATE SECRETARY Altus Midstream Company

NOTE: Stockholders are requested to promptly vote their shares using one of the methods explained on page 27 of this proxy statement.

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT — JUNE 3, 2021

ALTUS MIDSTREAM COMPANY

One Post Oak Central

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

713.296.6000

www.altusmidstream.com

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

        Address Change? Mark box, sign, and indicate changes below:   ☐

QR CODE

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL PROPOSALS

BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

 Please detach here

———                                             The Board of Directors Recommends a Vote “FOR ALL NOMINEES” in                                              ———

Proposal 1 and “FOR” Proposal 2.

Proposal 1.    Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY

      FOR ALL NOMINEES

☐ FOR ALL EXCEPT

      (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

NOMINEES: ¡ Mark Borer ¡ Clay Bretches ¡ Staci L. Burns ¡ Joe C. Frana ¡ D. Mark Leland ¡ Kevin S. McCarthy ¡ Christopher J. Monk ¡ Stephen P. Noe ¡ Robert S. Purgason ¡ Ben C. Rodgers ¡ Jon W. Sauer

2.	Ratification of Ernst & Young LLP as the Company’s Independent Auditor. ☐ For ☐ Against ☐ Abstain

3.	The Proxies are authorized to vote in their best judgment upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2.

Date
Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ALTUS MIDSTREAM COMPANY

ANNUAL MEETING OF STOCKHOLDERS

Thursday, June 3, 2021

10:00 a.m.

One Post Oak Central

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice and Proxy Statement and Annual Report on Form 10-K

are available at http://www.altusmidstream.com/Investors/AnnualMeeting proxy

ALTUS MIDSTREAM COMPANY – 2021 PROXY

This proxy is solicited on behalf of the Board of Directors

for use at the Annual Meeting on June 3, 2021

By signing this proxy, you revoke all prior proxies and appoint Ben C. Rodgers and Clay Bretches as Proxies, with full power of substitution, and authorize them to represent the undersigned at the annual meeting of stockholders to be held on June 3, 2021, or any adjournment thereof, and to vote all the shares of common stock of Altus Midstream Company held of record by the undersigned on April 5, 2021.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

Vote by Internet, Telephone, or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

INTERNET/MOBILE	PHONE	MAIL	IN PERSON	GO GREEN

Access www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Call toll-free 1-800-PROXIES

(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

		Sign, date, and mail your proxy card in the envelope provided as soon as possible.	You may vote your shares in person by attending the Annual Meeting.	e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Vote online/phone until 11:59 PM EDT the day before the meeting.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.